Exhibit 5. 1 Hogan Lovells US LLP 1735 Market Street, Floor 23 Philadelphia, PA 19103 T +1 267 675 4600 F +1 267 675 4601 www.hoganlovells.com July 5, 2018 Board of Directors Fibrocell Science, Inc. 405 Eagleview Boulevard Exton, Pennsylvania 19341 Ladies and Gentlemen: We are acting as counsel to Fibrocell Science, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (File No. 333-209077) (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of 1,474,080 shares of common stock, par value $0.001 per share (“Common Stock”) of the Company (the “Shares”), all of which are to be sold by the Company pursuant to the Securities Purchase Agreement among the Company and the purchasers identified on the signature pages thereto (the “Securities Purchase Agreement”), as described in the Prospectus, dated February 9, 2016 (the “Registration Statement Prospectus”), which forms a part of the Registration Statement, as supplemented by the Prospectus Supplement, dated July 2, 2018 (together with the Registration Statement Prospectus, the “Prospectus”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement. For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing. This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante Amsterdam Baltimore Beijing Brussels Caracas Colorado Springs Denver Dubai Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston Johannesburg London Los Angeles Luxembourg Madrid Mexico City Miami Milan Minneapolis Monterrey Moscow Munich New York Northern Virginia Paris Perth Philadelphia Rio de Janeiro Rome San Francisco São Paulo Shanghai Silicon Valley Singapore Sydney Tokyo Ulaanbaatar Warsaw Washington DC Associated offices: Budapest Jakarta Shanghai FTZ Zagreb. Business Service Centers: Johannesburg Louisville. Legal Service Center: Birmingham. For more information see www.hoganlovells.com \\PH - 036137/000005 - 391301 v2

Fibrocell Science, Inc. - 2 - July 5, 2018 Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Securities Purchase Agreement, (ii) issuance of the Shares pursuant to the terms of the Securities Purchase Agreement and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors, the Shares will be validly issued, fully paid, and nonassessable. This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on July 5, 2018 and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act. Very truly yours, /s/ HOGAN LOVELLS US LLP HOGAN LOVELLS US LLP \\PH - 036137/000005 - 391301 v2